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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report October 31, 1995

                     UNITED COMPANIES FINANCIAL CORPORATION
                    (Exact name as specified in its charter)

            Louisiana                                1-7067                          71-0430414
   (State or other jurisdiction                 (Commission File                   (IRS Employer
of incorporation or organization)                   Number)                     Identification No.)

                                             4041 Essen Lane, P.O. Box 1591                70821
                                                 Baton Rouge, Louisiana                  (Zip Code)
                                        (Address of principal executive office)


       Registrant's telephone number, including area code (504) 924-6007

                                 Not Applicable
         (Former name or former address, if changed since last report.)
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ITEM 5. OTHER EVENTS.

On October 20, 1995, United Companies Financial Corporation (the "Company"), publicly announced that, as part of its continuing efforts to maximize shareholder value, it is evaluating strategic alternatives regarding its life insurance subsidiary, United Companies Life Insurance Company, including the possible sale of such subsidiary.

The Company has received unsolicited indications of interest from, and is engaged in discussions with, third parties regarding a possible sale of such subsidiary. These discussions are continuing, but there can be no assurance that an agreement will be reached. If an agreement is reached, it will be subject to approval by the Company's Board of Directors and shareholders and by regulatory authorities.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UNITED COMPANIES FINANCIAL CORPORATION



                                        By: /s/ Dale E. Redman
                                           -----------------------------------
                                             Dale E. Redman, Executive Vice
                                             President and Chief Financial
                                             Officer

DATE:  October 31, 1995